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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                                              NEWS
----------------------

July 3, 2002                                                    OTC-VARL

                 VARI-L COMPANY ANNOUNCES ELEVATION OF ITS STOCK
                      TO LISTING ON THE OTC BULLETIN BOARD

DENVER, Colorado -- Vari-L Company, Inc. (OTC-VARL), a leading provider of advanced components for the wireless telecommunications industry, today announced that its common stock has been accepted for listing on the OTC Bulletin Board. The stock will continue to be traded under the symbol "VARL."

Charles Bland, president and CEO, said the elevation of Vari-L's stock to OTCBB status was the latest milestone in Vari-L's efforts to restore investor confidence and build shareholder value.

"We are extremely pleased to have our stock listed on the OTC Bulletin Board," Bland said. "We believe that this will provide our shareholders with increased visibility, improved liquidity, and more reliable and accurate price quotations."

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCBB provides access to more than 3,600 securities traded by 330 participating market makers. OTCBB data disseminated worldwide through market data vendor terminals and Web sites includes dynamic last-sale and volume information for domestic and other securities, and bids, offers and indications of interest displayed by individual market makers.

Headquartered in Denver, Vari-L designs, manufactures and markets wireless communications components that generate or process radio frequency (RF) and microwave frequency signals. Vari-L's patented products are used in commercial infrastructure equipment (including GSM/cellular/PCS base stations and repeaters, fixed terminal point to point/multi-point,) consumer subscriber products (advanced cellular/PCS/satellite handsets), and military/aerospace platforms (satellite communications/telemetry, missile guidance, electronic warfare, electronic countermeasures, battlefield communications). Vari-L serves a diverse customer base of the world's leading technology companies, including Agilent Technologies, Ericsson, Harris, Hughes Network Systems, Lockheed Martin, Lucent Technologies, Microwave Data Systems, Marconi, Motorola, Netro, Nokia, Raytheon, Textron, Siemens, and Solectron.

Some of the statements we make in this news release are "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. In most cases, when we use words like "believe," "expect," "estimate," "anticipate," "project," or "plan" to describe something which has not yet occurred, we are making a forward-looking statement. Forward-looking statements we make are based on a number of assumptions by us about the future, usually based on current conditions or on the broader expectations of others. These assumptions may or may not prove to be correct and, as a result, our own forward-looking statements may also be inaccurate. On the other hand, based on what we know today and what we expect in the future, we believe that the forward-looking statements we make in this news release are reasonable.

We cannot list here all of the risks and uncertainties that could cause our plans for the future to differ materially from our present expectations but we can identify many of them. For example, we may be affected by the overall market for various types of wireless communications products, the success of the specific products into which our products are integrated, governmental action relating to wireless communications, licensing and regulation and the timeliness and relative success of the resolution of pending and threatened litigation. It is also important to remember that forward-looking statements speak only as of the date when they are made and we do not promise that we will publicly update or revise those statements whenever conditions change or future events occur. Accordingly, we do not recommend that any person seeking to evaluate our company should place undue reliance on any forward-looking statement in this news release.

                                    CONTACTS:

Vari-L Company, Inc.                        Pfeiffer High Public Relations, Inc.
Chuck Bland, President & CEO                         Jay Pfeiffer or KC Ingraham
Rick Dutkiewicz, CFO                                                303/393-7044
303/371-1560                                                jay@pfeifferhigh.com
www.vari-l.com                                               kc@pfeifferhigh.com